UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2009

EARTHLINK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	58-2511877
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia      30309

(Address of principal executive offices)     (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 28, 2009, EarthLink, Inc. (the “Company”) issued a press release announcing its financial results for the three and six months ended June 30, 2009 and providing guidance for the year ending December 31, 2009.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 28, 2009, the Company announced that its Board of Directors has appointed Bradley A. Ferguson, 39, as the Company’s Chief Financial Officer effective August 1, 2009.  Mr. Ferguson has been the Company’s Vice President, Controller since September 2005 and previously had been the Company’s Vice President — Commercial Finance since September 2002.  Mr. Ferguson has been an officer of the Company since its merger with MindSpring Enterprises, Inc. in February 2000 and was an officer of MindSpring prior to that time.  Mr. Ferguson succeeds Kevin M. Dotts, who will remain with the Company until mid-September 2009 for transition purposes.

In connection with his promotion to Chief Financial Officer, the Company’s Leadership and Compensation Committee approved an increase in Mr. Ferguson’s 2009 base salary to $300,000, an increase in his target incentive opportunity under the 2009 Bonus Plan to 50% of his base salary, and an award of 60,000 Restricted Stock Units (“RSUs”) which will vest one-third on each of the next three anniversary dates of the date of grant.

A copy of the related press release issued by the Company is being furnished as Exhibit 99.1 to this Current Report on Form 8-K

Item 8.01 Other Events

On July 28, 2009, the Company announced that its Board of Directors declared a quarterly cash dividend on its common stock of $0.14 per share to be paid on September 28, 2009 to stockholders of record on September 14, 2009.  A copy of the press release issued by the Company is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Board of Directors also approved the payment of cash dividend amounts on each outstanding RSU, the accrued dividend payment amounts to be paid at the time an RSU vests.

On July 27, 2009, the Leadership and Compensation Committee amended the Board of Directors Compensation Plan, effective January 1, 2010, to provide that each year the independent directors will receive two grants of RSUs valued at $40,000 each (currently $30,000 each).  The Leadership and Compensation Committee took this action based upon the receipt of market data from its outside compensation consultant and Company management that indicated the increased grants would be comparable to the median value of this data.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Press release dated July 28, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC. (Registrant)

By:	/s/Kevin M. Dotts
Name: Kevin M. Dotts
Title: Chief Financial Officer

Date: July 28, 2009

Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 28, 2009